KPMG LLP

345 Park Avenue
New York, NY 10154

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Prudential Sector Funds:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

New York, New York

January 24, 2011

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative, a Swiss entity.